UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to The Securities Exchange Act

Date of Report (Date of earliest event reported) April 9, 2024

YASHENG GROUP
(Exact name of registrant as specified in its charter)

Colorado	000-31899	33-0788293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address: 2245 Fortune Dr # C, San Jose, CA 95131	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

Tel: (510) 860-4685

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HERB	OTC Markets

Item 8.01 Yasheng Group’s Subsidiary Enters into Binding Agreement with Pivot Energy.

On April 2, 2024, Yasheng Group’s wholly subsidiary entered into an agreement with Pivot Energy in order that Pivot Energy develops and builds out a large solar project on the 81 acres located in Kramer Junction, California, owned by our subsidiary.

Pivot Energy (https://www.pivotenergy.net/) is a national solar provider that develops, finances, builds, and manages solar energy and energy storage projects that help decarbonize our nation’s electricity, increase equitable access to clean energy for local communities, and provide real cost savings to American businesses and families. As a Certified B Corporation, Pivot is required to meet the highest standards of verified social and environmental performance, public transparency, and legal accountability to balance profit and purpose.

This report contains forward-looking information, as that term is defined under the Exchange Act, including information regarding purchases by the Company of its common stock pursuant to any Rule 10b5-1 trading plans. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s common stock; adverse developments affecting either or both of prices and trading of OTC securities, including securities listed on the OTC Markets; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. The Company does not undertake to update any forward looking statements or information, including those contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YaSheng Group

April 9, 2024	By:	/s/ Huirong Zhang
Executive Director

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